UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2026

NATIONAL PRESTO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	1-2451	39-0494170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3925 North Hastings Way
Eau Claire, Wisconsin 54703-3703
(Address of Principal Executive Offices) (Zip Code)

(715) 839-2121
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value 1.00 per share	NPK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 19, 2026, the Board of Directors (the “Board”) of National Presto Industries, Inc. (the “Company”) approved amendments to the Company’s by-laws. The By-Laws as amended and restated as of May 19, 2026 (the “By-Laws”) became effective immediately upon adoption. The amendments:

●
revise the advance notice provisions in Section 2.13, including to add (i) enhanced information requirements and representations for stockholders proposing business and/or director nominations and (ii) address matters relating to the SEC’s universal proxy rules under Rule 14a-19;

●	permit the Company to hold meetings of stockholders by remote communication;

●	permit the Board to adopt, or the chair of any meeting of stockholders to prescribe, rules and regulations for the conduct of the meetings of stockholders; and

●	make certain other ministerial, modernizing and conforming changes.

The foregoing description of the amendments to the By-Laws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 19, 2026, the Company held its Annual Meeting of Stockholders. At the Annual Meeting, the Company’s stockholders voted on the 3 proposals set forth below, each of which is described in greater detail in the Company’s Proxy Statement. The final voting results for each proposal are set forth below. A press release regarding the outcome of the votes of stockholders is attached hereto as Exhibit 99.1.

Proposal 1 - Election of directors

Stockholders re-elected Randy F. Lieble and Joseph G. Stienessen as directors of the Company, each to serve a three-year term expiring at the 2029 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The voting results with respect to this proposal were as follows:

Name	For	Withheld	Broker Non-Votes
Randy F. Lieble	4,748,721	857,441	495,307
Joseph G. Stienessen	3,769,951	1,836,211	495,307

Proposal 2 - Ratification of the Appointment of Independent Registered Public Accounting Firm

Stockholders ratified the appointment of RSM US LLP as the independent registered public accounting firm of the Company for fiscal year ending December 31, 2026. The voting results with respect to this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
6,093,675	4,585	3,209	0

Proposal 3 – Advisory (Non-Binding) Vote on Executive Compensation

Stockholders approved, on a non-binding advisory basis, the compensation of our named executive officers. The voting results with respect to this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
5,464,831	131,988	9,343	495,307

Item 8.01 Other Events.

As previously reported on a Current Report on Form 8-K filed on March 4, 2026, the Company announced that Jeff Morgan would retire as Vice President of Engineering as of April 30, 2026. On May 19, 2026, the Company appointed Shane A. Straw, Sr., 55, as its new Vice President of Engineering effective May 19, 2026.

On May 19, 2026, the Board adopted certain modifications to the Company’s policy on insider trading. A copy of the Policy Statement Regarding Insider Trading is attached as Exhibit 19.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	By-Laws of National Presto Industries, Inc. as amended and restated May 19, 2026
19.1	Policy Statement Regarding Insider Trading (updated May 2026)
99.1	Press release dated May 20, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PRESTO INDUSTRIES, INC.

Date: May 21, 2026	By:	/s/ Maryjo Cohen
Maryjo Cohen
President and Chief Executive Officer